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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-61101) of Hearst-Argyle Television, Inc. of our report dated January 28, 1998 relating to the financial statements of Kelly Broadcasting Co, which appear in the Current Report on Form 8-K of Hearst-Argyle Television, Inc. dated September 17, 1998.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Sacramento, California
October 8, 1998